EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Key Tronic Corporation

Spokane Valley, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159582, 333-70917, and 333-61202) of Key Tronic Corporation and subsidiaries of our report dated September 13, 2010, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ BDO USA, LLP

September 13, 2010

Spokane, Washington